Exhibit 99
Silicon Labs Reports Third Quarter 2024 Results
Wireless IoT leader delivers third-quarter results above the midpoint of its guidance
AUSTIN, Texas – November 4, 2024 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the third quarter, which ended September 28, 2024.
“Silicon Labs delivered solid sequential revenue growth as several key design wins began ramping in the quarter,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Looking ahead, progress on inventory destocking and demand recovery remains uneven across our end markets. Despite the uncertain market backdrop in the near-term, we remain well-positioned for long-term growth and market share expansion.”
Third Quarter Financial Highlights
•Revenue was $166 million
•Industrial & Commercial revenue for the quarter was $96 million, up 10% sequentially
•Home & Life revenue for the quarter was $70 million, up 22% sequentially
Results on a GAAP basis:
•GAAP gross margin was 54.3%
•GAAP operating expenses were $120 million
•GAAP operating loss was $30 million
•GAAP diluted loss per share was $(0.88)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 54.5%
•Non-GAAP operating expenses were $99 million
•Non-GAAP operating loss was $8 million
•Non-GAAP diluted loss per share was $(0.13)
Business Highlights
•Silicon Labs’ 5th annual IoT developers conference, Works With, expanded its footprint this year with in-person events in key global regions, including Austin, San Jose, Hyderabad, and Shanghai. This signature event series unites device manufacturers, wireless experts, engineers, and industry leaders, and attracted over 500 companies - among them Amazon, Google, Samsung, and Nvidia. Notably, over 60% of attendees were new to Silicon Labs, with one-third from top strategic customer segments. Silicon Labs will further extend Works With virtually on November 20 & 21, reaching thousands of potential and existing customers worldwide.
•Announced the general availability of its first Wi-Fi 6 solution: the SiWx917. The 917 family of SoC’s is designed from the ground-up for ultra-low-power applications using Wi-Fi 6, Bluetooth, Matter, and IP networking for secure cloud connectivity while offering up to 2 years battery life on a single AAA battery in select IoT applications.
•Announced support for Bluetooth Channel Sounding technology on its current xG24 platform, significantly enhancing the accuracy, interoperability, and security of distance measurement between two Bluetooth Low Energy (LE) devices in applications like building access controls, keyless entry, and asset tracking.

•Announced that Silicon Labs’ MG26 device for Bluetooth and 15.4 connectivity was awarded one of the IoT Evolution's Product of the Year awards. This multiprotocol wireless SoC was announced earlier this year and is built to be future proof as the needs of the IoT grow, featuring the same Matrix Vector Processor for dedicated machine learning as the upcoming Series 3.
Business Outlook
The company expects fourth-quarter revenue to be between $161 to $171 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 54% to 55%
•GAAP operating expenses of approximately $118 million to $122 million
•GAAP diluted loss per share per share between $(0.75) to $(1.05)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 54% to 55%
•Non-GAAP operating expenses of approximately $97 million to $99 million
•Non-GAAP diluted loss per share between $(0.01) to $(0.21)
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 3:30 pm CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through December 4, 2024.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenues	$166,395	$203,760	$418,137	$695,413
Cost of revenues	76,082	84,735	196,172	278,753
Gross profit	90,313	119,025	221,965	416,660
Operating expenses:
Research and development	83,228	79,042	249,787	254,340
Selling, general and administrative	36,793	27,766	109,041	113,363
Operating expenses	120,021	106,808	358,828	367,703
Operating income (loss)	(29,708)	12,217	(136,863)	48,957
Other income (expense):
Interest income and other, net	3,487	2,938	9,009	15,554
Interest expense	(278)	(1,359)	(1,050)	(4,611)
Income (loss) before income taxes	(26,499)	13,796	(128,904)	59,900
Provision for income taxes	2,005	3,388	38,283	23,479
Equity-method loss	—	(60)	—	(1,150)
Net income (loss)	$(28,504)	$10,348	$(167,187)	$35,271

Earnings (loss) per share:
Basic	$(0.88)	$0.33	$(5.21)	$1.11
Diluted	$(0.88)	$0.32	$(5.21)	$1.07

Weighted-average common shares outstanding:
Basic	32,309	31,796	32,114	31,789
Diluted	32,309	32,078	32,114	32,919

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended September 28, 2024
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$166,395

Gross profit	90,313	54.3%	$369	$—	$90,682	54.5%

Research and development	83,228	50.0%	10,255	5,438	67,535	40.6%

Selling, general and administrative	36,793	22.1%	5,279	—	31,514	18.9%

Operating expenses	120,021	72.1%	15,534	5,438	99,049	59.5%

Operating income (loss)	(29,708)	(17.9%)	15,903	5,438	(8,367)	(5.0%)

	Three Months Ended September 28, 2024
Non-GAAP Loss Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(28,504)	$15,903	$5,438	$3,036	$(4,127)

Diluted shares outstanding	32,309				32,309

Diluted loss per share	$(0.88)				$(0.13)
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

Three Months Ended December 28, 2024
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	54% to 55%	—%	54% to 55%

Operating expenses	$118 to $122	$(21) to $(23)	$97 to $99

Diluted loss per share	$(0.75) to $(1.05)	$0.74 to $0.84	$(0.01) to $(0.21)
**Non-GAAP adjustments include the following estimates: stock compensation expense of $16.8 million, intangible asset amortization of $5.4 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$303,082	$227,504
Short-term investments	66,596	211,720
Accounts receivable, net	48,879	29,295
Inventories	139,489	194,295
Prepaid expenses and other current assets	56,090	75,117
Total current assets	614,136	737,931
Property and equipment, net	135,317	145,890
Goodwill	376,389	376,389
Other intangible assets, net	41,936	59,533
Other assets, net	81,464	123,313
Total assets	$1,249,242	$1,443,056
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,648	$57,498
Revolving line of credit	—	45,000
Deferred revenue and returns liability	8,478	2,117
Other current liabilities	65,179	58,955
Total current liabilities	118,305	163,570
Other non-current liabilities	49,551	70,804
Total liabilities	167,856	234,374
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,343 and 31,897 shares issued and outstanding at September 28, 2024 and December 30, 2023, respectively	3	3
Additional paid-in capital	55,567	16,973
Retained earnings	1,025,544	1,192,731
Accumulated other comprehensive income (loss)	272	(1,025)
Total stockholders’ equity	1,081,386	1,208,682
Total liabilities and stockholders’ equity	$1,249,242	$1,443,056

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Operating Activities
Net income (loss)	$(167,187)	$35,271
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	19,302	18,992
Amortization of other intangible assets	17,596	19,162
Amortization of debt issuance costs	—	960
Stock-based compensation expense	45,358	37,167
Equity-method loss	—	1,150
Deferred income taxes	29,100	(5,881)
Changes in operating assets and liabilities:
Accounts receivable	(19,585)	(30,706)
Inventories	54,724	(66,971)
Prepaid expenses and other assets	23,091	8,085
Accounts payable	(13,849)	(37,039)
Other current liabilities and income taxes	(5,004)	(39,155)
Deferred revenue and returns liability	6,361	3,286
Other non-current liabilities	(13,946)	6,794
Net cash used in operating activities	(24,039)	(48,885)

Investing Activities
Purchases of marketable securities	(28,363)	(91,493)
Sales of marketable securities	44,057	365,073
Maturities of marketable securities	131,008	171,766
Purchases of property and equipment	(7,785)	(18,533)
Proceeds from sale of equity investment	12,382	—
Purchases of other assets	—	(395)
Net cash provided by investing activities	151,299	426,418

Financing Activities
Proceeds from revolving line of credit	—	80,000
Payments on debt	(45,000)	(571,157)
Repurchases of common stock	—	(217,137)
Payment of taxes withheld for vested stock awards	(16,078)	(17,239)
Proceeds from the issuance of common stock	9,396	8,013
Net cash used in financing activities	(51,682)	(717,520)

Increase (decrease) in cash and cash equivalents	75,578	(339,987)
Cash and cash equivalents at beginning of period	227,504	499,915
Cash and cash equivalents at end of period	$303,082	$159,928